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               AMENDED AND RESTATED AGREEMENT AND PLAN OF MERGER
                           DATED AS OF MAY 21, 1996

                         LIST OF DISCLOSURE SCHEDULES


FIREFOX COMMUNICATIONS INC.

SECTION 2.1 Organization and Qualification; Subsidiaries

SECTION 2.3 Capitalization

SECTION 2.5 Non Conflict; Required Filings and Consents

SECTION 2.8 Changes or Events

SECTION 2.10 Litigation

SECTION 2.11 Employee Benefit Plans; Employment Agreements

SECTION 2.12 Labor Matters

SECTION 2.13 Registration Statement; Joint Proxy Statement/Prospectus

SECTION 2.18 Intellectual Property

SECTION 2.20 Insurance

SECTION 2.23 Opinion of Financial Advisor


FTP SOFTWARE, INC.

SECTION 3.1 Organization and Qualification; Subsidiaries

SECTION 3.3 Capitalization

SECTION 3.5 No Conflict, Required Filings and Consents

SECTION 3.8 Certain Changes and Events

SECTION 3.9 Liabilities
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SECTION 3.10 Litigation

SECTION 3.11 Employee Benefit Plans; Employment Agreements

SECTION 3.12 Labor Matters

SECTION 3.16 Taxes

SECTION 3.18 Intellectual Property

SECTION 3.19 Interested Party Transactions

SECTION 3.20 Insurance